Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made as of December 23, 2008 by and between HUB PROPERTIES TRUST, a Maryland real estate investment trust (the “Seller”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Seller and the Purchaser executed a Purchase and Sale Agreement dated as of May 5, 2008 (the “Purchase Agreement”), with respect to the Property (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement) described in Exhibit A hereto; and

WHEREAS, the Seller and the Purchaser now wish to amend the Purchase Agreement subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants of the parties hereto, the mutual receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Section 2.2 is hereby deleted in its entirety and the following is inserted in substitution therefor:

2.2            Closing.  The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m., local time, on May 30, 2010 (the “Closing Date”).

2.             The Purchase Agreement is hereby amended by adding the following paragraph after Section 8.6 thereof:

8.7            Approval of 2009 and 2010 Capital Expenditure Budgets.  The Seller shall prepare for the Purchaser’s review and approval a 2009 capital expenditure budget (the “2009 CapEx Budget”) and 2010 capital expenditure budget (the “2010 CapEx Budget”) (in each case, including, without limitation, budgeted items for “building improvements” and “development and redevelopment”).

3.             Subsections 9(g) and (h) are hereby deleted in their entirety and the following are inserted in substitution therefor:

(g)            Brokerage commissions, tenant improvement expenses and other amounts payable by the Seller as landlord under Leases entered into by the Seller after the date hereof, or in connection with the renewal or extension of any existing Lease, shall be allocated between the Seller and the Purchaser at Closing based upon their respective periods of ownership (calculated on a straight-line basis over the initial term or extension or renewal period, as applicable), and the Purchaser shall reimburse the Seller at the Closing for all amounts so allocated to the Purchaser and paid by the Seller prior to the Closing.  The Purchaser shall receive a credit at Closing for all unpaid brokerage commissions, tenant improvement expenses and other amounts payable by the Seller as landlord under any such new Lease, renewal or extension that are allocated to the Seller in accordance with the terms hereof.

(h)          Amounts payable after the date hereof on account of capital expenditures under the 2008 capital expenditure budget previously prepared by the Seller (the “2008 CapEx Budget”), the 2009 CapEx Budget and the 2010 CapEx Budget (together with the 2008 CapEx Budget and the 2009 CapEx Budget, collectively, the “CapEx Budget”) (including, without limitation, budgeted items for “building improvements” and “development and redevelopment”), shall be allocated between the Seller and the Purchaser at Closing based upon their respective periods of ownership (on a straight line basis), and the Purchaser shall reimburse the Seller at the Closing for all amounts so allocated to the Purchaser and paid by the Seller prior to the Closing.  The Purchaser shall receive a credit at Closing for all unpaid amounts payable on account of capital expenditures under the CapEx Budget allocated to the Seller in accordance with the terms hereof.

4.             As amended hereby, the Agreement is in full force and effect and is hereby ratified and confirmed.

5.             This Amendment may be executed in a number of identical counterparts.  If so executed, each counterpart is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.  Such executed counterparts may be delivered by facsimile or by e-mail (in .pdf format) and any such counterparts so delivered shall be deemed original documents for all purposes.

6.             The Declaration of Trust of the Seller, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Hub Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of the Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Seller.  All persons dealing with the Seller in any way shall look only to the assets of the Seller for the payment of any sum or the performance of any obligation.

7.             The Declaration of Trust of the Purchaser, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Senior Housing Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of the Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Purchaser.  All persons dealing with the Purchaser in any way shall look only to the assets of the Purchaser for the payment of any sum or the performance of any obligation.

[Signature page follows.]

IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Amendment under seal as of the date above first written.

WITNESS:	SELLER:

/s/ Jennifer B. Clark	HUB PROPERTIES TRUST, a Maryland real estate investment trust

	By:	/s/ John C. Popeo
		Name:	John C. Popeo
		Its:	Treasurer

WITNESS:	PURCHASER:

/s/ Jennifer B. Clark	SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ David J. Hegarty
		Name:	David J. Hegarty
		Its:	President

EXHIBIT A

Address of Property

Torrey Pines, 3030-50 Science Park Road, San Diego, California